UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2021
_____________________
ANAPLAN, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38698	27-0897861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hawthorne Street San Francisco, CA	94105
(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code: (415) 742-8199
N/A
(Former name or former address, if changed since last report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PLAN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 6, 2021, Gagan Dhingra notified Anaplan, Inc. (the “Company”) of his resignation as Vice President, Chief Accounting Officer, and principal accounting officer, effective December 10, 2021, to pursue another opportunity. Mr. Dhingra’s resignation is not as a result of any disagreement with the policies, practices or procedures of the Company including its controls or financially related matters.
Vikas Mehta, Chief Financial Officer and Principal Financial Officer, will assume the role of acting Chief Accounting Officer effective December 11, 2021, and will serve as the Company’s principal accounting officer until a successor is identified. Information regarding Mr. Mehta’s background and business experience and contracts between the Company and Mr. Mehta is incorporated by reference herein from the Company’s Form 8-K filed with the Securities and Exchange Commission on July 12, 2021.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.
104	Cover Page Interactive Data File (cover page XBRL tags embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANAPLAN, INC.

By:	/s/ Vikas Mehta
Name:	Vikas Mehta
Title:	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
Date: December 9, 2021